Exhibit 99.1

Pershing Gold Announces Proposed Public Offering of Common Stock

LAKEWOOD, Colo., December 1, 2016 (PR Newswire)— Pershing Gold Corporation (NASDAQ: PGLC) (TSX: PGLC) (FWB: 7PG1) ("Pershing Gold" or the "Company"), the emerging Nevada gold producer advancing the Relief Canyon mine, today announced that it intends to offer and sell shares of its common stock in an underwritten public offering. All of the shares of common stock to be sold in the offering will be offered by Pershing Gold. Pershing Gold also intends to grant the underwriters a 45-day option to purchase additional shares of its common stock in an amount up to 15% of the shares sold in the offering on the same terms and conditions to cover over-allotments. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Pershing Gold intends to use the net proceeds from the offering for advancing the Relief Canyon project, capital expenditures, working capital and general corporate purposes.

Laidlaw & Company (UK) Ltd. will act as the sole book-running manager for the offering.

A registration statement relating to these securities was previously filed on Form S-3 (File No. 333-211910) with the Securities and Exchange Commission (the "SEC"), and was declared effective by the SEC on June 29, 2016. The offering will be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website located at www.sec.gov. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained from Laidlaw & Company (UK) Ltd., Attention: Syndicate Department, 546 Fifth Avenue, New York, NY 10036, by telephone at (212) 953-4900 or by email at syndicate@laidlawltd.com.

The Company shall apply to list the shares of common stock to be issued pursuant to the offering on NASDAQ and the Toronto Stock Exchange ("TSX"). For the purposes of TSX approval, the Company intends to rely on the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible inter-listed issuers.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pershing Gold Corporation

Pershing Gold is an emerging gold producer whose primary asset is the Relief Canyon Mine in Pershing County, Nevada. Relief Canyon includes three historic open-pit mines and a state-of-the-art, fully permitted and constructed heap-leach processing facility. Pershing Gold is currently permitted to resume mining at Relief Canyon under the existing Plan of Operations.

Pershing Gold's landholdings cover approximately 25,000 acres that include the Relief Canyon Mine asset and lands surrounding the mine in all directions. This land package provides Pershing Gold with the opportunity to expand the Relief Canyon Mine deposit and to explore and make new discoveries on nearby lands.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws regarding the proposed public offering. The offering is subject to market and other conditions and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including market conditions, risks associated with the cash requirements of our business and other risks detailed from time to time in our filings with the SEC and on SEDAR at www.sedar.com, and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. We assume no obligation to update any forward-looking statements contained or reference in this press release.

Contact Information

For more information, please contact:

Stephen Alfers, Executive Chairman, President and CEO

Jack Perkins, Vice President, Investor Relations

720.974.7254

investors@pershinggold.com

www.PershingGold.com